UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2023

BIONEXUS GENE LAB CORP.
(Exact name of Company as specified in charter)

Wyoming	333-229399	35-2604830
(State or another jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Unit 2, Level 10, Tower B, Avenue 3

The Vertical Business Suite II Bangar South

No. 8 Jalan Kerinchi

Kuala Lumpur, Malaysia, 59200

(Address of Principal Executive Offices) (Zip code)

+60 1221-26512

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Wei Li Leong as Chief Financial Officer.

On October 30, 2023, Ms. Wei Li Leong, the Chief Financial Officer (“CFO”), tendered her resignation letter to BioNexus Gene Lab Corp. (the “Company”) from her position at the Company. The Company and Ms. Leong agreed that the resignation would be effective October 30, 2023 (“Resignation Date”), and Ms. Leong agreed to continue serving for one additional month from the Resignation Date. Ms. Leong’s resignation is not due to any disagreement with the Company, the Company’s management, or the Board on any matter relating to the Company’s operations, policies, or practices (financial or otherwise).

The Company will actively identify a replacement personnel. The Company believes that it will be able to appoint a new CFO in the near future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEXUS GENE LAB CORP

Date: November 3, 2023	By:	/s/ Chi Yuen Leong
	Name:	Chi Yuen Leong
	Title:	Chief Executive Officer

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